DEMAND PROMISSORY NOTE

August 15, 2006

     Principal Amount:  $ 36,491.00

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Roger L. Fidler, the sum of Thirty-Six Thousand Four Hundred Ninety-One and 00/00 Dollars     ($ 36,491.00), at no interest. The entire principal shall be fully and immediately payable UPON DEMAND of any holder thereof.

Upon default in making payment within 15 days of demand, and providing this note is turned over for collection, the undersigned agree to pay all reasonable legal fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the State of Nevada.   All parties to this note waive presentment, notice of non-payment, protest and notice of protest, and agree to remain fully bound notwithstanding the release of any party, extension or modification of terms, or discharge of any collateral for this note.

NOTICE TO BORROWER: THIS IS A DEMAND NOTE AND SO MAY BE COLLECTED BY THE LENDER AT ANY TIME. A NEW NOTE MUTUALLY AGREED UPON AND SUBSEQUENTLY ISSUED MAY CARRY AN INTEREST.

Debtor:

Global Agri-Med Technologies, Inc.

400 Grove Street

Glen Rock, NJ 07452

By: _____s/Roger L. Fidler____________ (L.S.)

Roger L. Fidler

Title: President